Exhibit 10.16

GigCapital, Inc.

4 Palo Alto Square, Suite 232

3000 El Camino Real

Palo Alto, CA 94306

December 7, 2017

John Mikulsky

RE:	Grant of Insider Shares

Dear Mr. Mikulsky:

We are pleased that you (“you” or “Director”) have agreed to serve on the Board of Directors (the “Board”) of GigCapital, Inc., a Delaware corporation (the “Company”). In exchange for your services as a member of the Board, you are hereby granted 20,000 shares (the “Insider Shares”) of the common stock, par value $0.0001 per share (“Common Stock”), of the Company, pursuant to the terms of this agreement (this “Agreement”), as follows:

1. Grant of Insider Shares. Solely in consideration for your services as a member of the Board, the Company hereby grants the Insider Shares to you. The Company will deliver to you a certificate registered in your name representing the Insider Shares.

2. Representations, Warranties and Agreements.

2.1. Director’s Representations, Warranties and Agreements. To induce the Company to issue the Insider Shares to Director, Director hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. Director understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Insider Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Director of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement, indenture or instrument to which Director is a party, (ii) any law, statute, rule or regulation to which the Director is subject, or (iii) any agreement, order, judgment or decree to which Director is subject.

2.1.3. Organization and Authority. Director possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by Director, this Agreement will be a legal, valid and binding agreement of Director, enforceable against Director in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. Director is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the acquisition of the Insider Shares and (ii) able to bear the economic risk of such acquisition of the Insider Shares for an indefinite period of time because the Insider Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. Director is capable of evaluating the merits and risks of such acquisition of the Insider Shares and has the capacity to protect his own interests. Director must bear the economic risk of the Insider Shares until the Insider Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. Director is able to bear the economic risks and to afford a complete loss of Director’s investment in the Insider Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, Director has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. Director has relied solely on Director’s own knowledge and understanding of the Company and its business based upon Director’s own due diligence investigation and the information furnished pursuant to this paragraph. Director understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Director has not relied on any other representations or information in making his investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6. Restrictions on Transfer; Shell Company. Director understands the Insider Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Director understands the Insider Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and Director understands that the certificate representing the Insider Shares will contain a legend in respect of such restrictions. If in the future the Director decides to offer, resell, pledge or otherwise transfer the Insider Shares, such Insider Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Sections 4.1 and 4.2 hereof. Director agrees that if any transfer of its Insider Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Director may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Director agrees not to resell the Insider Shares. Director further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Director for the resale of the Insider Shares until at least one year following consummation of the initial Business Combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. For the purposes of this Agreement, the term “Business Combination” means a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

3. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Insider Shares granted pursuant to this Agreement, the Director hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the initial public offering of the Company’s equity securities (the “IPO”) will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial Business Combination. For purposes of clarity, in the event the Director purchases Common Stock in the IPO or in the aftermarket, any additional Common Stock so granted shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Director have the right to redeem any shares of Common Stock into funds held in the Trust Account upon the successful completion of an initial Business Combination.

4. Restrictions on Transfer.

4.1. Securities Law Restrictions. In addition to the restrictions set forth in Section 4, Director shall not sell, transfer, pledge, hypothecate or dispose of all or any part of the Insider Shares prior to the date on which the Company completes its initial Business Combination. Notwithstanding the foregoing, Director may transfer the Insider Shares to Permitted Transferees as such term is defined in the Insider Letter (as defined below), provided that such Permitted Transferees must agree in writing to be bound by this Section 4 and such Insider Shares remain subject to forfeiture as provided in Section 5. Director agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Insider Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Insider Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2. Lock-ups. Director acknowledges that the Insider Shares will be subject to restrictions on transfer (the “Lock-ups”) contained in that certain letter agreement (the “Insider Letter”), of even date herewith, by and between the Company, the undersigned and each other person who is, as of the date hereof, an executive officer, director or director nominee of the Company, which Insider Letter shall be substantially in the form to be filed as an exhibit to the Registration Statement.

4.3. Restrictive Legends. All certificates representing the Insider Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCK-UP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD. ANY TRANSFEREE SHALL BE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE GRANT AGREEMENT.”

4.4. Additional Insider Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of a special dividend payable in a form other than Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Insider Shares subject to Section 4 and Subsections 4.4-4.5, or into which such Insider Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Insider Shares subject to this Section 4.

4.5. Registration Rights. Director acknowledges that the Insider Shares are being acquired pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration Rights Agreement to be entered into with the Company prior to the closing of the IPO.

5. Forfeiture. If Director ceases to be a member of the Board due to Director’s resignation or removal for cause at time prior to the date on which the Company completes its initial Business Combination, all of the Insider Shares granted hereunder will be automatically forfeited by Director for no consideration and immediately cancelled by the Company.

6. Voting and Redemption of Insider Shares. Director agrees to vote the Insider Shares in favor of an initial Business Combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to such Insider Shares. Additionally, the Director agrees not to redeem any Insider Shares in connection with a redemption or tender offer presented to the Company’s stockholders in connection with an initial Business Combination negotiated by the Company.

7. Section 83(b) Election. Director understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Insider Shares and the Fair Market Value of the Insider Shares as of the date any restrictions on the Insider Shares lapse. In this context, “restriction” means the obligation of Director to forfeit the Insider Shares as set forth in Section 5 of this Agreement. Director understands that Director may elect to be taxed at the time the Insider Shares are purchased, rather than when and as the restriction expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of grant. Even if the Fair Market Value of the Insider Shares at the time of the execution of this Agreement equals the amount paid for the Insider Shares, the election must be made to avoid income under Section 83(a) in the future. Director understands that failure to file such an election in a timely manner may result in adverse tax consequences for Director. Director further understands that an additional copy of such election form should be filed with his federal income tax return for the calendar year in which the date of this Agreement falls. Director acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Insider Shares hereunder, and does not purport to be complete. Director further acknowledges that the Company has directed Director to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Director may reside, and the tax consequences of Director’s death.

Director agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit A. Director further agrees that Director will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit B, if Director has indicated in the Acknowledgment his decision to make such an election.

8. Tax Consequences. Purchaser should obtain advice from an appropriate independent professional adviser with respect to, and under the laws of Purchaser’s country of residence and/or citizenship, the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). Purchaser should also obtain advice in respect of the taxation indemnity provisions under Section 7 below.

9. Indemnification; Tax Indemnity. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorneys’ fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement. Notwithstanding the foregoing or anything herein to the contrary, to the extent permitted by law, Director hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Director’s country of citizenship and/or residence to the extent arising from a Trigger Event.

10. Other Agreements.

10.1. Further Assurances. Director agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, embodies the entire agreement and understanding between the Director and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

10.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

10.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

10.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

10.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

10.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

10.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

10.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

10.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

10.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

10.13. Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

10.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10.15. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

10.16. Mutual Drafting. This Agreement is the joint product of the Director and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

GIGCAPITAL, INC.

/s/ Avi S. Katz
Dr. Avi S. Katz, Chairman of the Board
and Chief Executive Officer

Accepted and agreed this 7th day of December, 2017.

/s/ John Mikulsky
John Mikulsky

Signature Page to Subscription Agreement – Director Nominees

ACKNOWLEDGMENT AND STATEMENT OF DECISION

REGARDING SECTION 83(b) ELECTION

The undersigned (which term includes the undersigned’s spouse), _______________, a grantee of 20,000 shares (the “Insider Shares”) of Common Stock of GigCapital, Inc., a Delaware corporation (the “Company”) hereby states as follows:

1. The undersigned either [check and complete as applicable]:

(a) ____	has consulted, and has been fully advised by, the undersigned’s own tax advisor, __________________________, whose business address is _____________________________, regarding the federal, state and local tax consequences of acquiring the Insider Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b) ____	has knowingly chosen not to consult such a tax advisor.

2. The undersigned hereby states that the undersigned has decided [check as applicable]:

(a) ____	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Insider Shares Grant Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986;” or

(b) ____	not to make an election pursuant to Section 83(b) of the Code.

3. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s acceptance of Insider Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:	__________________
Name:

Date:	__________________
Spouse
Print Name:

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: _____________________

NAME OF SPOUSE: _____________________

ADDRESS:    _____________________________

                        _____________________________

IDENTIFICATION NO. OF TAXPAYER: _______________

IDENTIFICATION NO. OF SPOUSE: _______________

TAXABLE YEAR: _______________

2.	The property with respect to which the election is made is described as follows:

_______________ shares of the Common Stock of GigCapital, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: _______________

4.	The property is subject to the following restrictions:

The shares are subject to forfeiture and cancellation by the Company for no consideration upon termination of taxpayer’s employment or consulting relationship due to taxpayer’s resignation or termination for cause prior to the date of the Company’s initial Business Combination (as defined in the grant agreement).

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_______________.

6.	The amount (if any) paid for such property: $______________

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	__________________
Name:

Dated:	__________________
Spouse:
Print Name: